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                                                                    Exhibit 99.1

                        Inrange Technologies Corporation
                             100 Mount Holly By-Pass
                               Lumberton NJ 08048


                                 March 22, 2002


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549


Ladies and Gentlemen:

         Pursuant to Securities and Exchange Commission Release Nos. 33-8070, 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Inrange Technologies Corporation has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the Audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the Audit.

                                    INRANGE TECHNOLOGIES CORPORATION


                                    /s/ John R. Schwab

                                    Vice President and Chief Financial Officer